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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 20, 2001
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                              RAILWORKS CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                      0-24639                  58-2382378
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(State or other jurisdiction of       (Commission               (IRS Employer
      incorporation)                   File Number)             Identification)


             6225 SMITH AVENUE, SUITE 200, BALTIMORE, MARYLAND 21209
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               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (410) 580-6000
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On September 20, 2001, RailWorks Corporation (the "Company") and 22 of its U.S. subsidiaries (collectively, the "Subsidiaries") filed voluntary petitions (the "Chapter 11 Filings") for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court (the "Bankruptcy Court") for the District of Maryland (Baltimore Division). As a result of the Chapter 11 Filings, the Company expects that it and its Subsidiaries will operate and manage their businesses as debtors-in-possession subject to the approval of the Bankruptcy Court.

         In addition, the Company intends to seek approval of the Bankruptcy Court of a proposed debtor-in-possession credit facility in an aggregate principal amount of up to $165 million (the "DIP Facility") with Bank of America, N.A., CSFB Global Opportunities Advisers, LLC ("CSFB"), Stonehill Capital Management LLC ("Stonehill"), Travelers Casualty and Surety Company of America and certain other lenders (collectively, the "DIP Lenders"). The DIP Facility will be based upon a commitment, which remains subject to definitive documentation, that the Company has received from the DIP Lenders. CSFB and Stonehill have agreed, subject to Bankruptcy Court approval, to provide the Company with $10 million in interim funding as the parties prepare definitive documentation based upon the commitment. The DIP Lenders' obligations to enter into the DIP Facility and to extend credit thereunder, including any interim funding, are subject to numerous conditions. There can be no assurance that the DIP Facility will be consummated or, if consummated, of the extent to which any such extensions of credit will be provided or whether amounts so provided will be sufficient to satisfy the working capital needs of the Company and the Subsidiaries. Moreover, there can be no assurance that the Bankruptcy Court will approve the DIP Facility, if definitive documentation is executed.

         The Company and the former Chairman of the Board have been named as defendants in a class action filed in the United States District Court for the District of Maryland, Baltimore Division alleging securities fraud claims under the Securities Exchange Act of 1934, as amended. The Company believes that the suit is without merit and will defend itself vigorously.

         The Board of Directors elected Norman Carlson, formerly of Arthur Andersen where he was the Worldwide Managing Director of the Transportation Industry Practice, its non-executive Chairman of the Board.

         A copy of the related press release issued by the Company is included as an exhibit to this filing and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

         The following exhibits are filed as part of this report:

99.1     Press Release of the Company, dated September 21, 2001.


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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RAILWORKS CORPORATION

Date:  September 21, 2001                By:   /s/ John Kennedy
                                               --------------------------------
                                               Name: John Kennedy
                                               Title: Chief Executive Officer


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                                INDEX TO EXHIBITS


Exhibit No.      Description
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
99.1             Press Release of the Registrant, dated September 21, 2001.